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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 1, 2011

INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	1-31616 (Commission File Number)	22-3059110 (IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)

(310) 788-1999
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On September 1, 2011, ILFC Holdings, Inc. ("Holdings") filed a registration statement on Form S-1 (the "Registration Statement") with the U.S. Securities and Exchange Commission for its proposed initial public offering (the "IPO"). Holdings was incorporated in Delaware on August 22, 2011 as a subsidiary of AIG Capital Corporation ("AIG Capital"), which is a direct wholly owned subsidiary of American International Group, Inc. ("AIG"). Prior to the consummation of the IPO and subject to certain conditions, AIG Capital will transfer 100% of the common stock of International Lease Finance Corporation ("ILFC") to Holdings and ILFC will become a direct subsidiary of Holdings (the "Reorganization"). Holdings was formed solely for the purposes of the Reorganization and the IPO and has not engaged in any activities other than those incidental to its formation, the Reorganization and the IPO.

        AIG has determined that ILFC is not one of its core businesses. The IPO is the first step in AIG's plan to monetize its interest in ILFC by selling Holdings' common stock. AIG, through AIG Capital, intends to sell more than 20% of Holdings' outstanding stock in the IPO. The number of shares to be offered, the price range, and the timing for the proposed IPO have not yet been determined. Holdings and ILFC will not receive any proceeds from the IPO.

        AIG has requested a private letter ruling from the Internal Revenue Service that AIG Capital's transfer of ILFC's common stock to Holdings will qualify for an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, provided that certain conditions are met. Among those conditions is that in the event AIG Capital does not sell more than 50% by value of its interest in Holdings in the IPO, AIG Capital must dispose of more than 50% by value of its interest in Holdings within two years after the completion of the IPO. In addition, pursuant to a Plan of Divestiture that AIG will adopt, AIG Capital intends to dispose of at least 80% by value of its interest in Holdings within three years after the completion of the IPO. AIG currently expects that AIG Capital will reduce its ownership interest in Holdings through one or more additional public offerings of Holdings' common stock and, possibly, through one or more privately negotiated sales of Holdings' common stock, but it is not obligated to divest Holdings' shares in this or any manner.

        The IPO may not occur in a timely fashion, or at all, due to market or other conditions. AIG will be required to obtain the consent of the Department of the Treasury pursuant to the Master Transaction Agreement, dated December 8, 2010, between AIG and the Department of the Treasury in order to complete the Reorganization, the IPO and certain related transactions. ILFC expects AIG will obtain the required consents from the Department of the Treasury prior to completion of these transactions. In addition, if AIG ceases to beneficially own at least 51% of ILFC's outstanding common stock, an event of default will occur under ILFC's credit facility entered into on October 13, 2006, which had approximately $835 million aggregate principal amount outstanding as of August 26, 2011. ILFC intends to seek the necessary lender consents or prepay this credit facility prior to the occurrence of this event of default.

        In addition, ILFC has updated the risk factors, business description and management's discussion and analysis of financial condition and results of operations ("MD&A") contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and Annual Report on Form 10-K for the year ended December 31, 2010. Updated copies of ILFC's risk factors, business description and MD&A are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

        This Current Report on Form 8-K and the attached exhibits contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, among other matters, the state of the airline industry, ILFC's access to the capital markets, its ability to restructure leases and repossess aircraft, the structure of its leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting ILFC's financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause ILFC's actual results, performance or achievements, or industry results, to vary materially from ILFC's future results, performance or achievements, or those of its industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives and environmental and safety requirements, as well as the factors discussed in the risk factors attached as Exhibit 99.1. ILFC does not intend, and undertakes no obligation, to update any forward-looking information to reflect actual results or future events or circumstances.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits.

Exhibit No.	Description
99.1	Risk Factors
99.2	Description of Business
99.3	Management's Discussion and Analysis of Financial Condition and Results of Operations

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ ELIAS HABAYEB Elias Habayeb Senior Vice President & Chief Financial Officer

DATED: September 1, 2011

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Risk Factors
99.2	Description of Business
99.3	Management's Discussion and Analysis of Financial Condition and Results of Operations

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  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX